Exhibit 99.1

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Michael J. Castellano, +1 212 632 8262
judi.mackey@lazard.com	Chief Financial Officer

Richard Creswell, +44 207 187 2305	Investor Relations, +1 212 632 2685
richard.creswell@lazard.com	or 1 877 266 8601(US only)
investorrelations@lazard.com

LAZARD LTD REPORTS FIRST-QUARTER 2010 RESULTS

Highlights

•	Net income per share(a) of $0.46 for the first quarter of 2010, on a fully exchanged basis(b) and before special charges(c)

•

Operating revenue increased 67% to a first-quarter record of $456.9 million, compared to $272.9 million for the first quarter of 2009, with both Financial Advisory and Asset Management also reporting first-quarter record revenue

•

M&A and Strategic Advisory operating revenue of $147.6 million for the first quarter of 2010 increased 53% over the 2009 first quarter; Restructuring operating revenue of $100.2 million for the first quarter of 2010 increased 64% over the first quarter of 2009

•

Asset Management operating revenue of $183.7 million increased 78% over the first quarter of 2009; Assets Under Management increased 66% to $135.0 billion at March 31, 2010, from $81.1 billion at March 31, 2009, and increased 4% compared to $129.5 billion at December 31, 2009; management fees increased 73%; achieved net inflows of $3.0 billion for the 2010 first quarter

•

Compensation expense ratio(e) decreased to 60.3% for the first quarter of 2010 compared to 71.8% for the full year of 2009 and compared to 74.6% in the first quarter of 2009; lowered non-compensation expense ratio(f) to 18.3%, compared to 20.8% for the full year of 2009 and 26.7% for the first quarter of 2009

NEW YORK, April 27, 2010 – Lazard Ltd (NYSE: LAZ) today announced financial results for the first quarter ended March 31, 2010. Net income on a fully exchanged basis was $61.4 million, or $0.46 per share (diluted), for the first quarter of 2010, excluding previously announced pre-tax special charges totaling $112.0 million(c), compared to a net loss of $29.7 million, or $(0.26) per share (diluted), excluding a pre-tax special charge of $62.6 million(d), for the first quarter of 2009.

Net income, on a U.S. GAAP basis, which is before exchange of exchangeable interests, and including the special charges, was a loss of $33.5 million, or $(0.38) per share, for the first quarter of 2010, compared to a net loss of $53.5 million, or $(0.77) per share (diluted), for the first quarter of 2009.

(a )	Refers to net income or loss attributable to Lazard Ltd.
(b )	Refers to the full conversion of all outstanding exchangeable interests held by the members of LAZ-MD holdings and is a non-GAAP measure.
(c)

Refers to previously announced pre-tax charges during the first quarter of 2010 of $87.1 million as a result of staff reductions, and a $24.9 million non-cash special charge related to the implementation and amendment of a previously approved retirement policy which accelerated the accounting for certain deferred stock awards.

(d)	Refers to a $62.6 million pre-tax charge during the first quarter of 2009 as a result of staff reductions and realignments.
(e)	Refers to compensation expense excluding a $24.9 million charge as described in footnote (c) above.
(f)	Refers to non-compensation expense excluding the amortization of intangible assets related to acquisitions.

A reconciliation of the U.S. GAAP results to the adjusted results is presented on page 11 of this release.

Lazard believes that results assuming full exchange of outstanding exchangeable interests and excluding special charges provide the most meaningful basis for comparison among present, historical and future periods.

Operating Revenue and Operating Income

Operating revenue was a first-quarter record of $456.9 million for the first quarter of 2010, a 67% increase over $272.9 million for the first quarter of 2009. Operating income was $77.5 million for the 2010 first quarter, compared to an operating loss of $28.2 million for the first quarter of 2009, excluding special charges in both periods.

The Company’s quarterly revenue and profits can fluctuate materially depending on the number, size and timing of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenue and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Comments

“Our first quarter results, with 67% operating revenue growth over the same 2009 period, show continued strength and momentum in both our Financial Advisory and Asset Management businesses as we enter the gradual upturn of the next cycle,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “Our M&A advisory business has gained significant global market share over the past year, and our Restructuring and Sovereign Debt advisory businesses continue to lead the industry in the US and Europe. Our Asset Management business achieved its best first quarter ever for operating revenue and continues to report positive net inflows.”

“We have maintained our focus on lowering compensation and non-compensation expenses,” said Michael J. Castellano, Chief Financial Officer of Lazard. “Compensation expense increased 35% compared to the 67% growth in revenue, consistent with our stated goal of growing revenues at a faster rate than our compensation expense on an annual basis. We reduced our compensation and non-compensation expense ratios in the quarter to 60.3%, excluding the special charge, and 18.3%, respectively.”

Revenue

Financial Advisory

Financial Advisory operating revenue increased 65% to a first-quarter record of $269.1 million, compared to $163.5 million for the first quarter of 2009.

Lazard’s Financial Advisory business of M&A and Strategic Advisory, Restructuring, and Capital Markets and Other Advisory encompasses general strategic and transaction-specific advice to public and private companies, governments and other parties, and includes various corporate finance advisory services. Some of our assignments and, therefore, related revenue, are not reflected in publicly available statistical information.

M&A and Strategic Advisory

M&A and Strategic Advisory operating revenue was $147.6 million for the first quarter of 2010, compared to $96.5 million for the first quarter of 2009. M&A and Strategic Advisory operating revenue generally does not include M&A fees for the sale of distressed assets, which are recognized in Restructuring operating revenue.

Among the transactions completed during the first quarter of 2010 on which Lazard advised were the following:

•	Kraft Foods’ $21.6 billion acquisition of Cadbury

•	Kraft Foods’ $3.7 billion sale of its North American pizza business to Nestlé

•	Océ’s €1.5 billion sale to Canon

•	Cazenove Group’s £1.0 billion sale to J.P. Morgan

•	Nortel’s $769 million sale of its Optical Networking and Carrier Ethernet businesses to Ciena

•	FGX International’s $565 million sale to Essilor International

•	Lincoln Financial’s $452 million sale of Delaware Investments to Macquarie

•	Sensor Technologies’ $242 million sale to ManTech

•	ING’s sale of three of its US independent retail broker-dealer units to Lightyear Capital

•	Marken Group Limited’s sale to a consortium comprising funds advised by Apax Partners and company management

•	Carilion Labs’ merger with Spectrum Laboratory Network

Among the pending, publicly announced M&A transactions on which Lazard advised in the first quarter, continued to advise, or completed since March 31, 2010, are the following:

•	BHP Billiton’s $58.0 billion Western Australian iron ore production joint venture with Rio Tinto

•	Prudential plc’s $35.5 billion acquisition of AIA Group

•	Qwest’s $22.4 billion merger with CenturyLink

•	Coca-Cola Enterprises’ $14.4 billion sale of its North American Operations to The Coca-Cola Company and related transactions

•	Newcrest Mining’s PGK22.9 billion proposed combination with Lihir Gold

•	AREVA’s €4.1 billion sale of its transmission and distribution business

•	Deutsche Bahn’s £2.6bn bid for Arriva

•	Cisco’s NOK 19.0 billion acquisition of Tandberg

•	Royal Bank of Scotland’s $1.7 billion sale of RBS Sempra Commodities’ Metals, Oil and European Energy business lines to J.P. Morgan

•	NII Holdings’ $1.4 billion sale of a 30% stake in Nextel Mexico to Grupo Televisa

•	Protection One’s $828 million sale to GTCR

•	Chinatrust Financial’s $660 million acquisition of a 30% stake in AIG’s Nan Shan Life from China Strategic Holdings

•	Telefónica’s €400 million sale of its 32% stake in Medi Telecom (Méditel)

•	Eurasian Natural Resources’ (Independent Directors) $300 million acquisition of Chambishi Metals and Comit Resources

•	Nortel’s $282 million sale of Carrier VoIP and Application Solutions business

•	OSI Pharmaceuticals on the unsolicited approach by Astellas Pharma

•	Société Nationale d’Investissement’s (SNI) acquisition of the remaining 65% stake of Omnium Nord Africain and COPROPAR’s concurrent acquisition of the remaining 40% stake in SNI

•	France Telecom’s and Orascom Telecom’s agreement on Mobinil and ECMS

•	France Telecom in the merger of Orange Switzerland and Sunrise

•	Veolia Environnement in the merger of its Veolia Transport division with Transdev

Restructuring

Restructuring operating revenue was $100.2 million, compared to $60.9 million for the first quarter of 2009 and compared to $103.4 million for the fourth quarter of 2009. Restructuring operating revenue reflects continued restructuring advisory activity in the US and Europe as well as fees for advising on distressed asset sales.

Over the past decade, Lazard’s global restructuring team, paired with its M&A industry specialist bankers, has advised on more than 450 restructurings worldwide, with an aggregate value over $1 trillion. The firm has been recognized as having the world’s leading restructuring group, including receiving numerous awards, such as Euromoney’s “Best Global Corporate Restructuring House” and IFR’s “Americas Restructuring House” for 2009.

Completed first-quarter 2010 Restructuring assignments include advising Pacific Energy Resources and R.H. Donnelley in connection with their Chapter 11 filings.

Notable Chapter 11 bankruptcies, on which Lazard advised debtors or creditors during or since the first quarter of 2010, are:

•	Automotive: Cooper-Standard

•	Chemicals: Chemtura, Lyondell

•	Consumer Goods: Eddie Bauer

•	Gaming, Entertainment and Hospitality: Six Flags, Station Casinos, Tropicana Entertainment, Trump Entertainment Resorts, Twin River Casino

•	Paper and Packaging: AbitibiBowater, Smurfit-Stone Container, White Birch Paper Company, Xerium Technologies

•	Professional/Financial Services: Lehman Brothers

•	Real Estate/Property Development: Capmark Financial, Crescent Resources, Extended Stay Hotels, TOUSA

•	Technology/Media/Telecom: Citadel Broadcasting Group, MIG Inc., Nortel, Tribune Co.

Among other publicly announced restructuring and debt advisory assignments on which Lazard has advised during or since the first quarter of 2010, are:

•	Alternative Hotel Group on its debt restructuring

•	Bavaria Yachtbau on its debt restructuring

•	Belvédère – advising the FRN noteholder committee

•	Chargeurs on its debt maturity rescheduling and convertible bonds issuance

•	EEMS on its debt restructuring

•	Gala Coral on its debt restructuring

•	Global Garden Products – advised the coordinating committee of senior and second lien lenders in the company’s restructuring

•	Grupo Alfonso Gallardo on the extension of certain debt facilities and new financing

•	Grupo Reyal Urbis on its debt restructuring

•	Highstreet on its debt restructuring

•	Inmobiliaria Colonial on its debt restructuring

•	Italtel on its debt restructuring

•	Jost on its debt restructuring

•	JSC Alliance Bank on its debt restructuring

•	Lucchini on the refinancing of its current indebtedness

•	Medica France on its IPO related debt renegotiation

•	Polynt on its debt restructuring and covenant reset

•	Republic of Côte d’Ivoire – on its bond exchange offer

•	SGD on its debt restructuring

•	TAS Group on its debt restructuring and capital increase

•	Thomson – advising US private placement noteholders in the company’s restructuring

•	Trident Resources – advised company’s senior lenders on debt restructuring

Capital Markets and Other Advisory

Capital Markets and Other Advisory operating revenue was $21.3 million for the first quarter of 2010, compared to $6.1 million for the first quarter of 2009.

Assignments in the first quarter of 2010 included advising on:

•	IPOs: Baltic Trading

•	Follow-on offerings: Aegean Marine Petroleum Network, Art Technology Group, Broadwind Energy, Concho Resources, HeartWare International, Navios Maritime Partners

•	Convertible and convertible exchange transactions: Forest City Enterprises, Powerwave Technologies

•

PIPEs, Registered Directs, Underwritten Registered Directs and Private Placements as well as other convertible and capital markets transactions: Amonix, Capstone Turbine Corporation, Discovery Laboratories, Harvest Natural Resources, NGAS Resources, Synta Pharmaceuticals, Virgin America and XOMA

Asset Management

Asset Management operating revenue was a first-quarter record of $183.7 million, compared to $102.9 million for the 2009 first quarter, an increase of 78%.

Assets Under Management at March 31, 2010, were $135.0 billion, representing a 66% increase over Assets Under Management of $81.1 billion at March 31, 2009, and a 4% increase over Assets Under Management of $129.5 billion at December 31, 2009. The increase for the 2010 first quarter includes net inflows of $3.0 billion. At March 31, 2010, approximately 83% of Lazard’s AUM was invested in equities and 13% in fixed income.

Average Assets Under Management were $132.3 billion for the first quarter of 2010, representing a 54% increase over average Assets Under Management of $86.1 billion for the first quarter of 2009, and a 6% increase compared to $124.9 billion for the fourth quarter of 2009.

Management fees increased 73% to $161.8 million for the first quarter of 2010, the second highest quarter of management fees for the firm, compared to $93.5 million for the 2009 first quarter.

Incentive fees were $13.8 million for the first quarter of 2010, compared to $5.4 million for the comparable period in 2009. Incentive fees are recorded on the measurement date, which for most of our alternative strategies that are subject to incentive fees occurs in the fourth quarter.

Other Asset Management operating revenue was $8.1 million for the first quarter of 2010, compared to $4.0 million for the first quarter of 2009. The increase in the 2010 period was due to investment losses in the 2009 respective period, which did not occur in 2010, and to increased commission income.

Our Asset Management business provides investment management and advisory services to governments, institutions, financial intermediaries, private clients and investment vehicles around the world. Our goal in our Asset Management business is to produce superior risk-adjusted investment returns and provide investment solutions customized for our clients. Asset Management includes the management of equity and fixed income securities as well as alternative investment and private equity funds.

Expenses

Compensation and Benefits

The accrual for compensation and benefits expense, excluding the special charge described below, includes base salaries and benefits, amortization of deferred incentive awards and estimated year-end discretionary cash incentive compensation. The accrual was $275.5 million for the first quarter of 2010, compared to $203.5 million for the first quarter of 2009, and represented a 35% increase, compared to the 67% increase in operating revenue. The ratio of compensation and benefits expense to operating revenue, excluding the special charge, was 60.3% for the first quarter of 2010, compared to 74.6% for the first quarter of 2009. The reduction in the compensation ratio is primarily due to execution on our previously announced goal to grow annual compensation expense at a slower rate than operating revenues, and to achieve over the cycle compensation levels on average consistent with the targets established at the time we went public in 2005.

During the first quarter of 2010, as previously announced, we implemented and amended a previously approved retirement policy, which accelerated the amortization of certain deferred stock awards and resulted in a non-cash pre-tax special charge of $24.9 million.

Non-Compensation

The ratio of non-compensation expense to operating revenue, excluding amortization of intangibles related to acquisitions, was 18.3% in the first quarter of 2010, compared to 26.7% in the respective 2009 period. The lower ratio of non-compensation expense to operating revenue was due primarily to the operating leverage from the 67% increase in operating revenue compared to a 14.7% increase in such adjusted non-compensation expense.

Total non-compensation expense increased 17% to $85.2 million for the first quarter of 2010, compared to $73.1 million for the first quarter of 2009, including amortization of intangibles related to acquisitions of $1.8 million and $0.3 million in the respective periods. Other factors contributing to the quarter-over-quarter increase include higher business development expenses for travel and market related data and fund administration expenses related to the increased level of business activity and assets under management.

The percentage of non-compensation expenses to operating revenue can vary from quarter to quarter due to quarterly fluctuation in revenues, among other things. Accordingly, the results in a particular quarter may not be indicative of future results. Lazard management believes that annual results are the most meaningful basis for comparison.

Restructuring Expense

As previously announced, we selectively planned to reduce staffing during the first quarter of 2010 to further optimize our mix of personnel, create greater efficiency, productivity and shareholder value, while simultaneously maintaining a program to selectively hire senior bankers and Asset Management professionals. As a result, we expected to record a pre-tax charge of approximately $90 million in the first quarter of 2010. Of that $90 million charge, we have to date taken a pre-tax charge of $87.1 million from reductions made during the first quarter. The charge included (i) severance and benefit payments, (ii) a non-cash charge of $47 million relating to restricted stock units previously granted to individuals who were terminated, and (iii) certain other expenses related to the restructuring initiative.

Provision for Income Taxes

The provision for income taxes, on a fully exchanged basis, was $13.7 million for the first quarter of 2010, compared to $2.5 million for the first quarter of 2009, excluding the effects of special charges in each period. The effective tax rate on the same basis for the first quarter of 2010 was 18.2%, exclusive of noncontrolling interests. The effective tax rate for the first quarter of 2009 was not meaningful due to the pre-tax loss.

Noncontrolling interests

Net income attributable to noncontrolling interests, on a fully exchanged basis, amounted to $2.4 million for the first quarter of 2010, compared to a net loss of $1.1 million for the first quarter of 2009. Noncontrolling interests, on a fully exchanged basis, principally represents interests that the Company is deemed to control but not own in (i) various LAM-related general partnerships and (ii) in Edgewater management vehicles acquired during the third quarter of 2009.

Liquidity, Capital Resources and Other Items

Lazard continues to maintain a strong liquidity position with over $900 million at March 31, 2010, in cash, US Government and agency securities, and marketable equity securities.

At March 31, 2010, total stockholders’ equity related to Lazard’s interests was $398 million, which includes negative adjustments to total Accumulated Other Comprehensive Loss during the first quarter of 2010, due primarily to (i) net negative foreign currency translation adjustments of $21.4 million, and (ii) net unrealized gains of $4.0 million related to securities designated as available for sale.

Non-GAAP Information

Lazard discloses certain non-GAAP financial information, which management believes provides the most meaningful basis for comparison among present, historical and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Net income (loss) attributable to Lazard Ltd, assuming full exchange of exchangeable interests (or fully exchanged basis) and excluding special items

•	Net income (loss) assuming full exchange of exchangeable interests (or fully exchanged basis) and excluding special items

•	Operating revenue

•	Operating income, excluding special items

•	Noncontrolling interests assuming full exchange of exchangeable interests

•	Weighted average shares outstanding, assuming full exchange of exchangeable interests and excluding special items

•	Net income (loss) per share, assuming full exchange of exchangeable interests and excluding special items

•	Provision (benefit) for income taxes on a fully exchanged basis

•	Net income (loss) attributable to LAZ-MD

•	Net income (loss) attributable to other noncontrolling interests

Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information will be available today on our website at www.lazard.com.

*     *     *

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 41 cities across 26 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

*     *     *

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in reports on Forms 10-Q and 8-K including the following:

•	A decline in general economic conditions or the global financial markets;

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure.

*     *     *

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

###

LAZARD LTD

OPERATING REVENUE

(unaudited)

	Three Months Ended March 31,
	2010	2009	% Change
	($ in thousands)
Financial Advisory
M&A and Strategic Advisory	$147,557	$96,474	53%
Restructuring	100,188	60,929	64%
Capital Markets & Other Advisory	21,331	6,094	250%

Total	269,076	163,497	65%

Asset Management
Management Fees	161,796	93,500	73%
Incentive Fees	13,787	5,435	154%
Other Revenue	8,147	4,000	104%

Total	183,730	102,935	78%

Core Operating Business Revenue (a)	452,806	266,432	70%

Corporate	4,104	6,473	(37)%

Operating Revenue (b)	456,910	272,905	67%

Revenue (loss) related to noncontrolling interests (c)	4,339	(1,070)
Other Interest Expense	(23,038)	(23,440)

Net Revenue	$438,211	$248,395	76%

(a)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of Corporate.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue (loss) relating to noncontrolling interests, each of which are included in net revenue.
(c)	Represents the revenues related to noncontrolling interests other than LAZ-MD in which the company has no economic interest.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2010	2009	% Change
	($ in thousands, except per share data)
Total revenue (a)	$459,469	$276,922	66%
LFB interest expense	(2,559)	(4,017)

Operating revenue	456,910	272,905	67%
Revenue (loss) related to noncontrolling interests	4,339	(1,070)
Other interest expense	(23,038)	(23,440)

Net revenue	438,211	248,395	76%
Operating expenses:
Compensation and benefits	300,377	203,532	48%
Occupancy and equipment	21,270	20,094
Marketing and business development	15,603	13,453
Technology and information services	17,652	15,922
Professional services	8,171	8,189
Fund administration and outsourced services	11,374	7,746
Amortization of intangible assets related to acquisitions	1,770	344
Other	9,367	7,334

Total non-compensation expense	85,207	73,082	17%
Restructuring expense (b)	87,108	62,550

Operating expenses	472,692	339,164	39%

Operating loss	(34,481)	(90,769)	62%
Provision (benefit) for income taxes	6,413	(4,175)	NM

Net loss	(40,894)	(86,594)	53%
Net loss attributable to LAZ-MD	(9,719)	(32,027)
Net income (loss) attributable to other noncontrolling interests	2,359	(1,071)

Net loss attributable to Lazard Ltd	$(33,534)	$(53,496)	37%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding (c):
Basic	89,736,137	70,144,338	28%
Diluted	89,736,137	70,144,338	28%
Net loss per share:
Basic	$(0.38)	$(0.77)
Diluted	$(0.38)	$(0.77)

Supplemental Information Assuming Full Exchange of Exchangeable Interests and excluding Special Charges (d):
Compensation and benefits excluding special charges	$275,517	$203,532	35%

Operating income (loss) excluding special charges	$77,487	$(28,219)	NM

Net income (loss) attributable to Lazard Ltd assuming full exchange of exchangeable interests and excluding special charges	$61,431	$(29,691)	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding, assuming full exchange of exchangeable interests and excluding special charges (e):
Basic	120,146,231	116,012,322	4%
Diluted	136,518,694	116,012,322	18%
Net income (loss) per share - assuming full exchange of exchangeable interests and excluding special charges:
Basic	$0.51	$(0.26)
Diluted	$0.46	$(0.26)
Ratio of compensation to operating revenue (f)	60.3%	74.6%
Ratio of non-compensation to operating revenue (g)	18.3%	26.7%

See Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

LAZARD LTD

RECONCILIATION OF U.S. GAAP RESULTS TO FULL EXCHANGE EXCLUDING SPECIAL CHARGES (d)

(unaudited)

	Three Months Ended March 31,
	2010	2009
	($ in thousands, except per share data)
Compensation & Benefits
Compensation & benefits - U.S. GAAP Basis	$300,377	$203,532

Adjustments to exclude special charges (d):
Acceleration of restricted stock unit vesting related to retirement policy change	(24,860)	—

Compensation & benefits excluding special charges	$275,517	$203,532

Operating Income (Loss)
Operating income (loss) - U.S. GAAP Basis	$(34,481)	$(90,769)

Adjustments to exclude special charges (d):
Acceleration of restricted stock unit vesting related to retirement policy change	24,860	—
Restructuring expense	87,108	62,550

Operating income (loss) excluding special charges	$77,487	$(28,219)

Net Income (Loss) attributable to Lazard Ltd
Net income (loss) attributable to Lazard Ltd - U.S. GAAP Basis	$(33,534)	$(53,496)

Adjustments to exclude special charges (d):
Acceleration of restricted stock unit vesting related to retirement policy (net of tax benefit of $1,363)	23,497	—
Restructuring expense (net of tax benefit of $5,680 in 2010 and $6,401 in 2009)	81,428	56,149
Net loss attributable to LAZ-MD	(24,388)	(21,075)

Adjustment for full exchange of exchangeable interests (e):
Tax adjustment for full exchange	(242)	(317)
Amount attributable to LAZ-MD	14,670	(10,952)

Net income (loss) attributable to Lazard Ltd excluding special charges and assuming full exchange of exchangeable interests	$61,431	$(29,691)

Diluted net income (loss) per share (c):
U.S. GAAP Basis - Net income (loss) attributable to Lazard Ltd	$(0.38)	$(0.77)
Net income (loss) assuming full exchange of exchangeable interests and excluding special charges	$0.46	$(0.26)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, see item (d) in notes to unaudited condensed consolidated statements of operations and reconciliation of US GAAP results to full exchange excluding special charges. Lazard believes that results assuming full exchange of outstanding exchangeable interests and excluding special charges provides the most meaningful basis for comparison among present, historical and future periods.

See Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

LAZARD LTD

Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

(a)	Excludes revenue/(loss) related to noncontrolling interests.
(b)	Expenses related to severance, benefits and other charges in the three month period ended March 31, 2010 and 2009 in connection with the reduction and realignment of staff.
(c)	See “Reconciliation of Shares Outstanding and Basic & Diluted Net Income (Loss) Per Share”.
(d)	For the three month period ended March 31, 2010, special charges consist of (i) the expenses related to the reduction and realignment of staff noted in (b) above and (ii) a charge aggregating $24,860 recorded to compensation and benefits expense in connection with the accelerated vesting of restricted stock units related to the Company’s change in retirement policy.
(e)	Represents a reversal of noncontrolling interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests net of an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of interests and excluding the items noted in (d) above (see “Reconciliation of US GAAP to Full Exchange Excluding Special Charges”).
(f)	For the three month period ended March 31, 2010, excludes the charges noted in (d) above.
(g)	Excludes the amortization of intangible assets related to acquisitions for the three month ended March 31, 2010 and 2009.
NM	Not meaningful

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

($ in thousands)

	March 31,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$704,107	$917,329
Cash deposited with clearing organizations and other segregated cash	18,973	20,217
Receivables	727,350	669,475
Investments (a)
Debt:
U.S. Government and agencies	147,412	147,507
Other	275,693	313,342

	423,105	460,849
Equities	80,146	82,442
Other	219,628	264,402

	722,879	807,693
Goodwill and other intangible assets	316,297	317,780
Other assets	395,924	415,268

Total Assets	$2,885,530	$3,147,762

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$349,718	$322,101
Accrued compensation and benefits	167,825	515,033
Senior debt	1,086,850	1,086,850
Other liabilities	562,214	550,681
Subordinated debt	150,000	150,000

Total liabilities	2,316,607	2,624,665

Commitments and contingencies

Stockholders’ equity

Preferred stock, par value $.01 per share:
Series A	—	—
Series B	—	—

Common stock, par value $.01 per share:
Class A	1,014	922
Class B	—	—
Additional paid-in capital	606,392	549,931
Accumulated other comprehensive loss, net of tax	(75,173)	(57,048)
Retained earnings	6,160	52,726

	538,393	546,531
Class A common stock held by a subsidiary, at cost	(140,581)	(191,140)

Total Lazard Ltd stockholders’ equity	397,812	355,391
Noncontrolling interests	171,111	167,706

Total stockholders’ equity	568,923	523,097

Total liabilities and stockholders’ equity	$2,885,530	$3,147,762

(a)	At fair value, with the exception of $148,301 and $199,188 of investments at March 31, 2010 and December 31, 2009, respectively, at amortized cost and equity method.

LAZARD LTD

SELECTED QUARTERLY OPERATING RESULTS

(unaudited)

		Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2010 (a)	2009 (b)	2009	2009	2009 (c)	2008	2008 (d)	2008	2008
		($ in thousands, except per share data)
Financial Advisory
M&A and Strategic Advisory	$147,557	$170,206	$124,691	$134,855	$96,474	$192,678	$230,890	$225,108	$165,984
Restructuring	100,188	103,449	119,101	93,231	60,929	47,135	23,944	32,666	15,538
Capital Markets & Other Advisory	21,331	39,943	16,390	25,005	6,094	12,542	15,349	31,220	30,906

Total	269,076	313,598	260,182	253,091	163,497	252,355	270,183	288,994	212,428
Asset Management
Management Fees	161,796	152,810	133,377	107,123	93,500	107,987	145,332	157,108	158,009
Incentive Fees	13,787	40,988	15,202	13,170	5,435	16,353	10,179	8,429	—
Other Revenue	8,147	10,324	8,769	11,273	4,000	1,018	536	13,289	10,424

Total	183,730	204,122	157,348	131,566	102,935	125,358	156,047	178,826	168,433

Core operating business revenue (e)	452,806	517,720	417,530	384,657	266,432	377,713	426,230	467,820	380,861

Corporate	4,104	(3,327)	13,953	14,190	6,473	24,835	11,076	26,219	(39,658)

Operating revenue (f)	$456,910	$514,393	$431,483	$398,847	$272,905	$402,548	$437,306	$494,039	$341,203

Operating income (loss) (g)	$77,487	$(74,550)	$73,165	$56,946	$(28,219)	$54,093	$64,837	$87,738	$18,022

Net income (loss) attributable to Lazard Ltd	$47,003	$(34,705)	$37,418	$28,187	$(18,422)	$37,979	$31,671	$34,317	$7,799

Net income (loss) per share attributable to Lazard Ltd
Basic	$0.53	$(0.40)	$0.47	$0.38	$(0.27)	$0.54	$0.48	$0.61	$0.16
Diluted	$0.46	$(0.40)	$0.41	$0.34	$(0.27)	$0.50	$0.44	$0.54	$0.14

Supplemental Information:

Net income (loss) attributable to Lazard Ltd assuming full exchange of exchangeable interests	$61,431	$(54,870)	$52,487	$43,145	$(29,691)	$61,154	$54,750	$64,570	$15,956

Net income (loss) attributable to Lazard Ltd per share assuming full exchange of exchangeable interests
Basic	$0.51	$(0.46)	$0.46	$0.37	$(0.26)	$0.52	$0.47	$0.58	$0.15
Diluted	$0.46	$(0.46)	$0.41	$0.34	$(0.26)	$0.50	$0.44	$0.54	$0.14

Assets Under Management ($ millions)	$134,972	$129,543	$120,185	$98,020	$81,084	$91,109	$113,287	$134,139	$134,193

(a)	The three month period ended March 31, 2010 represents U.S. GAAP results less restructuring expense of $87,108 and operating expenses related to the accelerated vesting of restricted stock units in connection with the company’s change in retirement policy of $24,860 and related tax effect.
(b)	The three month period ended December 31, 2009 represents U.S. GAAP results less operating expenses related to the acceleration of unamortized restricted stock units previously granted to our former Chairman and Chief Executive Officer and the accelerated vesting of deferred cash awards previously granted of $86,514 and $60,512, respectively and related tax effect.
(c)	The three month period ended March 31, 2009 represents U.S. GAAP results less restructuring expense of $62,550 and related tax effect.
(d)	The three month period ended September 30, 2008 represents U.S. GAAP results less an operating expense charge of $199,550 and related tax effect in connection with the company’s purchase of all outstanding LAM Equity units held by certain current and former MDs and employees of LAM.
(e)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of Corporate.
(f)	Operating revenue excludes interest expense relating to financing activities and revenue/(loss) related to the consolidation of noncontrolling interests, each of which are included in net revenue.
(g)	Operating income is after interest expense and before income taxes and noncontrolling interests.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME (LOSS) PER SHARE

(unaudited)

BEFORE FULL EXCHANGE

	Three Months Ended March 31,
	2010	2009
	($ in thousands, except per share data)
Basic
Numerator:
Net loss attributable to Lazard Ltd	$(33,534)	$(53,496)
Add - net loss associated with Class A common shares issuable on a non-contingent basis (a)	(214)	(815)

Basic net loss attributable to Lazard Ltd	$(33,748)	$(54,311)

Denominator:
Weighted average shares outstanding (a)	89,736,137	70,144,338

Basic net loss per share attributable to Lazard Ltd	$(0.38)	$(0.77)

Diluted
Numerator:
Basic net loss attributable to Lazard Ltd	$(33,748)	$(54,311)
Add - dilutive effect of adjustments to income for (b):
Interest expense on convertible notes, net of tax	—	—
Noncontrolling interest in net income resulting from assumed share issuances (see incremental issuable shares in the denominator calculation below) and Ltd level income tax effect	—	—

Diluted net loss attributable to Lazard Ltd	$(33,748)	$(54,311)

Denominator:
Weighted average shares outstanding	89,736,137	70,144,338
Add - dilutive effect of incremental issuable shares (c):
Restricted stock units	—	—
Convertible notes	—	—
Series A convertible preferred stock	—	—
Exchangeable interests	—	—

Diluted weighted average shares outstanding	89,736,137	70,144,338

Diluted net loss per share attributable to Lazard Ltd	$(0.38)	$(0.77)

(a)	For the three month periods ended March 31, 2010 and March 31, 2009, includes 662,015 and 993,024 weighted average shares, respectively, related to the Class A common stock that are issuable on a non-contingent basis with respect to acquisitions. For the three month period ended March 31, 2010 and March 31, 2009, includes 2,247,711 and 2,201,457 weighted average shares, respectively related to the Class A common stock that are issuable on a non-contingent basis with respect to the purchase of all outstanding LAM Equity units.
(b)	Incremental income included if related shares are dilutive.
(c)	Incremental issuable shares included if dilutive.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME (LOSS) PER SHARE

ASSUMING FULL EXCHANGE OF EXCHANGEABLE INTERESTS

& EXCLUDING SPECIAL CHARGES (a)

	Three Months Ended March 31,
	2010	2009
	($ in thousands, except per share data)
Basic
Numerator:
Net income (loss) attributable to Lazard Ltd	$61,431	$(29,691)
Denominator:
Weighted average shares outstanding (b)	120,146,231	116,012,322

Basic net income (loss) per share attributable to Lazard Ltd	$0.51	$(0.26)

Diluted
Numerator:
Net income (loss) attributable to Lazard Ltd	$61,431	$(29,691)
Add dilutive effect of adjustments to income for:
Interest expense on convertible notes, net of tax (c)	998	—

Diluted net income (loss) attributable to Lazard Ltd	$62,429	$(29,691)

Denominator:
Weighted average shares outstanding	120,146,231	116,012,322
Add - dilutive effect of incremental issuable shares (d):
Restricted stock units	12,938,152	—
Convertible notes	2,631,570	—
Series A convertible preferred stock (e)	802,741	—

Diluted weighted average shares outstanding	136,518,694	116,012,322

Diluted net income (loss) per share attributable to Lazard Ltd	$0.46	$(0.26)

(a)	For the three month period ended March 31, 2010, special charges consist of (i) the expenses related to the reduction and realignment of staff of $87,108 and (ii) a charge aggregating $24,860 recorded to compensation and benefits expense in connection with the accelerated vesting of restricted stock units related to the Company’s change in retirement policy. For the three month period ended March 31, 2009, special charge consists of the expenses related to the reduction and realignment of staff of $62,550.
(b)	For the three month periods ended March 31, 2010 and March 31, 2009, includes 662,015 and 993,024 weighted average shares, respectively, related to the Class A common stock that are issuable on a non-contingent basis with respect to acquisitions. For the three month periods ended March 31, 2010 and March 31, 2009, includes 2,247,711 and 2,201,457 weighted average shares, respectively related to the Class A common stock that are issuable on a non-contingent basis with respect to the purchase of all outstanding LAM Equity units.
(c)	For the three month period ended March 31, 2010 includes interest expense, net of tax, related to the convertible notes.
(d)	Incremental issuable shares included if dilutive.
(e)	For the three month period ended March 31, 2010 includes 7,293 shares of Series A convertible preferred stock. The rate of conversion into Class A common stock is dependent, in part, on the future value of the Class A common stock and currency exchange rates, therefore, the shares are excluded from the basic net income per share calculation but included in the diluted net income per share calculation.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

	As of			Variance
	March 31, 2010	December 31, 2009	March 31, 2009	1Q 2010 vs. 4Q 2009	1Q 2010 vs. 1Q 2009
	($ in millions)
Equities	$112,635	$106,603	$61,773	5.7%	82.3%
Fixed Income	17,073	18,056	14,818	(5.4)%	15.2%
Alternative Investments	4,297	3,936	2,805	9.2%	53.2%
Private Equity	896	839	1,512	6.8%	(40.7)%
Cash	71	109	176	(34.9)%	(59.7)%

Total AUM	$134,972	$129,543	$81,084	4.2%	66.5%

			Year Ended December 31, 2009
	Three Months Ended March 31,
	2010	2009
	($ in millions)
AUM - Beginning of Period	$129,543	$91,109	$91,109
Net Flows	2,967	(2,447)	10,253
Acquisitions (dispositions)	—	—	(831)
Market and foreign exchange appreciation (depreciation)	2,462	(7,578)	29,012

AUM - End of Period (a)	$134,972	$81,084	$129,543

Average AUM (b)	$132,256	$86,097	$103,988

% Change in average AUM	53.6%

(a)	AUM as of March 31, 2010 and December 31, 2009 reflects $0.6 billion for both dates related to the 2009 third quarter acquisition of Edgewater management vehicles.
(b)	Average AUM is based on an average of quarterly ending balances for the respective periods.